Exhibit 99.1

7961 Shaffer Parkway Suite 5 Littleton, CO 80127 Phone: 720-981-1185 Fax: 720-981-1186	Trading Symbol: VGZ Toronto and NYSE MKT Stock Exchanges

NEWS

VISTA GOLD CORP. ANNOUNCES FIRST QUARTER 2013 RESULTS AND PROVIDES UPDATE ON RECENT ACTIVITIES

Denver, Colorado, May 7, 2013 — Vista Gold Corp. (TSX & NYSE MKT: VGZ) (“Vista” or the “Company”) today announced its unaudited financial results and highlights for the first quarter ended March 31, 2013.  Management’s quarterly conference call to discuss these results is scheduled for 2:30pm MDT on May 8, 2013.  The Company’s full financial results, Management’s Discussion and Analysis together with other important disclosures can be found in the Company’s Quarterly Report on Form 10-Q, filed with the U.S. Securities and Exchange Commission and the Canadian securities regulatory authorities.

First Quarter 2013 Highlights:

•                  Released a positive Preliminary Economic Assessment on the Guadalupe de los Reyes gold/silver project indicating an after-tax Net Present Value of $57.3 million using an 8% discount rate and gold and silver prices of $1,480 and $28 per ounce, respectively;

•                  Completed an updated Mt. Todd gold project resource estimate containing 7.4 million ounces of estimated Measured and Indicated gold resources (279.6 million tonnes at 0.823 grams per tonne);

•                  Received important water discharge permits at the Mt. Todd gold project following positive results from the water treatment program;

•                  Received Major Project Status from the Northern Territory Government, prospectively providing the Mt. Todd gold project an important high-level government platform to reach decisions regarding matters of importance to the project in an efficient and timely matter;

•                  Submitted the Draft Environmental Impact Statement (“EIS”) to the Northern Territory government for preliminary review; and

•                  Completed a non-dilutive Canadian $10 million bridge loan facility that enables Vista to continue its advancement of the Mt. Todd gold project while allowing time for the Invecture Group to earn-in on the Los Cardones gold project in Baja California Sur, Mexico ($20 million) and for A.M. King Industries to sell our Colomac mill equipment.

Frederick H. Earnest, President and Chief Executive Officer, commented, “Vista made excellent progress on a number of fronts during the first quarter of the year.  The successful conclusion of our 2012 drill program resulted in an updated resource estimate that makes the Mt. Todd gold project the largest gold development project in Australia.  We have been working very hard with our technical consultants to complete the Preliminary Feasibility Study (“PFS”) for Mt. Todd which we expect to release by the end of May.  We anticipate that the PFS will evaluate two development scenarios including a larger and smaller case. We believe that releasing two development scenarios will illustrate the flexibility and quality of the Mt. Todd gold project and identify options to develop the project most appropriate for the market conditions at the time Vista makes a development decision.

Continuing, Mr. Earnest added, “We have been very successful in treating the acidic water pumped in the open pit at the Mt. Todd gold project.  As a result of the pH neutralization and successful removal of nearly all of the metals, we expect to be able to discharge most of the treated water during the 2013-2014 wet season, pursuant to the project’s current water discharge permit.  In April, Mt. Todd was awarded Major Project Status.  Major Project Status is a special designation that the Northern Territory Government awards to projects that have the potential to provide significant economic opportunities for the Northern Territory and its citizens.  During the rest of 2013, we will be working with the office of the Chief Minister to further de-risk the Mt. Todd gold project by reaching mutually acceptable agreements on key fiscal, environmental and energy initiatives.  Lastly, we submitted our Draft EIS to the Northern Territory Environmental Protection Agency for a preliminary review and continue to anticipate timely permitting of the Mt. Todd gold project.”

Summary of First Quarter 2013 Results

Vista reported a net loss of $27.4 million or $0.34 per share for the three months ended March 31, 2013.  This includes an unrealized $28.8 million mark-to-mark loss on our investment in Midas Gold Corp. (“Midas”), partially offset by an $11.0 million increase deferred tax benefit substantially related to this loss.  During the three months ended March 31, 2012, we reported a net loss of $11.2 million or $0.16 per share.

Project expenditures at the Mt. Todd gold project were $8.8 million, which was primarily attributable to water treatment, PFS evaluation and site general and administrative expenses.

During March, we closed on a Canadian $10 million one year loan facility, which may be extended by an additional year.  Our working capital at March 31, 2013 totaled approximately $31.7 million, including cash of approximately $16.3 million.

To review the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2013 or Annual Report on Form 10-K for the year ended December 31, 2012, including the related Management’s Discussion and Analysis, visit any of the following websites: www.sedar.com, www.sec.gov, or www.vistagold.com.

Management Conference Call

A conference call with management to review our financial results for the three months ended March 31, 2013 and to discuss corporate and project activities is scheduled for Wednesday, May 8, 2013 at 2:30pm MDT.

Toll-free in North America: 1-866-443-4188

International:  416-849-6196

This call will also be web-cast and can be accessed at the following web location:

http://www.snwebcastcenter.com/webcast/vistagold/q1-2013/site/

This call will be archived and available at www.vistagold.com after May 8, 2013.  Audio replay will be available for 21 days by calling toll-free in North America: 1-866-245-6755, passcode 596512.

If you are unable to access the audio or phone-in on the day of the conference call, please email questions to Connie Martinez, Manager — Investor Relations (email: connie@vistagold.com), and we will try to address these questions prior to or during the conference call.

About Vista Gold Corp.

Vista is focused on the development of the Mt. Todd gold project in Northern Territory, Australia, to achieve its goal of becoming a gold producer. Vista has completed a preliminary economic assessment on its Guadalupe de los Reyes gold/silver project in Mexico and has granted Invecture Group, S.A. de C.V. a right to earn a 62.5% interest in the Los Cardones gold project, in Mexico. Vista’s other holdings include the Awak Mas gold project in Indonesia, subject to One Asia Resources Ltd.’s right to earn an 80% interest, and the Long Valley gold project in California. For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

Forward Looking Statements This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as, the prospect of the Major Project Status of the Mt. Todd gold project resulting in decision of the Northern Territory Government being reached in a timely and efficient manner, timing and results of the PFS for the Mt. Todd gold project, the PFS containing two development scenarios, timing for draining the pit at the Mt. Todd gold project, timing for permitting the Mt. Todd gold project, the project economics and exploration potential at the Guadalupe de los Reyes gold/silver project, the prospective earn-in by the Invecture Group, the future sale of the Colomac mill equipment and other such matters are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following:  timing and completion of the preliminary feasibility and feasibility studies, timing and the ability to obtain the necessary permits, keeping expenditures at a minimum while taking advantage of the estimated mineral resources at the Mt. Todd gold project, the amount of expenditures required to increase the plant capacity, updated mineral resource estimate on the Mt. Todd gold project, timing and schedule of consultants’ work, likely market for the Colomac mill equipment and the likelihood of the Invecture Group meeting the earn-in  and other such matters are forward-looking statements and forward-looking information.  When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of resource estimates, estimates of results based on such resource estimates; risks relating to completing metallurgical testing; risks relating to cost increases for capital and operating costs;  risks related to the timing and the ability to obtain the necessary permits, risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in Vista’s Annual Report Form 10-K as filed on March 14, 2013 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

Cautionary Note to U.S. Investors Concerning Estimates of Mineral Resources

The United States Securities and Exchange Commission (“SEC”) limits disclosure for U.S. reporting purposes to mineral deposits that a company can economically and legally extract or produce. This press release uses the terms “Measured resources,” “Indicated resources,” and “Measured & Indicated resources.”  We advise U.S. investors that while these terms are Canadian mining terms as defined in accordance with NI 43-101, such terms are not recognized under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Mineral resources in these categories have a great amount of uncertainty as to their economic and legal feasibility. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade, without reference to unit measures. Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and all necessary permits and government approvals must be filed with the appropriate governmental authority. U.S. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Company’s website at www.vistagold.com.